MUTUAL DISSOLUTION

                                   AGREEMENT

                                    Between

                              ACCESS POWER, INC.,
                             a Florida corporation

                                      and

                                LDT NET COM, INC
                             a Florida corporation


                           Dated: February 18, 1999

                             MUTUAL DISSOLUTION

                                 AGREEMENT


THIS MUTUAL DISSOLUTION AGREEMENT is signed on February 18, 1999, between ACCESS POWER, INC., (hereinafter API) a Florida corporation and LDT NET COM, Inc., (hereinafter LDT) a Florida corporation.

Whereas there exist contracts and agreements between API and LDT;

Whereas each party recognizes that it is in the best interest of the parties to revoke said contracts and agreements;

Now, therefore, the parties hereto agree as follows:

   1.  Dissolution
        As of February 18, 1999 (Effective Date) all rights and obligations resulting from the all understandings, agreements, and contracts between API and LDT, except as otherwise specifically provided herein, are no longer applicable to either party to this Agreement. As of the Effective Date, all understandings, agreements, and contracts contrary to this Agreement between the parties are repealed and this Agreement shall take their place.

   2.  Amounts Owed
        As of the Effective Date and by agreement of the parties hereto, neither party owes the other party any sums of money related to activities associated with the establishment of, operation of, or the dissolution of any existing understandings, agreements, and contracts.

   3.  Waiver of Claims
        Neither party shall be liable to the other party under any and all causes of action with regard to activities undertaken or not undertaken prior to the Effective Date of this Agreement, regardless of whether any obligation was undertaken by either party in reliance upon an understanding, agreement or contracts.

        By executing this Agreement, both parties forever release and discharge the other party and its affiliates, its Designees, franchise sales brokers, if any, or other agents, and their respective officers, directors, representatives, employees and agents, from any and all claims of any kind, whether presently known or unknown, in law or in equity, which may exist as of the Effective Date relating to, in connection with, or arising under this Agreement or any prior understanding, agreement, or contract between the parties.

   4.  Confidentiality
        Neither party shall, for a period of 2 (two) years from the Effective Date, either directly or indirectly, divulge, disclose, or communicate to any person or firm, any confidential information of any kind concerning any matters affecting or relating to the business of the other party or its affiliates, which such party may have acquired in the course of or as incident to its involvement with the other party prior to the Effective Date.

        For the purposes of this section, confidential information shall mean any oral or written information and data of a confidential nature, including but not limited to proprietary, technical, development, marketing, sales, operating, performance, cost, know-how, business and process information, agreements, lists, reports, computer programming techniques, and all record bearing media containing or disclosing such information and techniques, which has been or will be disclosed by one party to the other party under this agreement or any prior communication between the parties hereto.
   5.  Proprietary Marks and Property
        Each party agrees not to infringe upon or attempt to take, in any territory, any proprietary mark belonging to the other. Neither party shall, directly or indirectly, commit an act of infringement or contest or aid in contesting the validity or right of the Proprietary Property of the other, or take any other action in derogation of such rights.

   6.  Third Party Beneficiaries
        Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties and their respective personal representatives, other legal representatives, heirs, successors and permitted assigns. Further, nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third party to any party to this Agreement.

   7.  Arbitration
        Any disputes related to this Agreement shall be arbitrated under the commercial arbitration rules of the American Arbitration Association, with a single arbiter. Any arbitration proceedings shall take place in Duval county in Florida.

        Any judgment upon an arbitration award may be entered in any court having competent jurisdiction and shall be binding, final and non-appealable. Both parties waive to the fullest extent permitted by law, any right to or claim for any punitive or exemplary damages against the other and agree that in the event of a dispute between them each shall be limited to the recovery of any actual damages sustained by it.

        In the event either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party by default or otherwise notwithstanding such failure to appear.

        Each party shall be responsible for its own costs in pursuing or defending an arbitration proceeding under this Agreement.

        The only exception to the obligation to arbitrate herein shall be with respect to claims relating to the Proprietary Property of either party or requests for restraining orders, injunctions or other procedures in a court of competent jurisdiction to obtain specific performance when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute between the parties.

   8.  Entirety
        This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter of this Agreement, and supersedes all other negotiations, understandings and representations, if any, made by and between the parties. No representations, inducements, promise or agreements, oral or otherwise, if any, not embodied in this Agreement shall be of any force and effect.

        This Agreement shall remain valid and in effect to the fullest extent possible between the two parties with respect to the subject matter hereof and to the extent the provisions hereof are not superseded by subsequent agreements between the two parties.

   9.  Non-Enforcement
        A party's failure at any time to enforce any of the provisions of this Agreement or any right with respect thereto, will not be construed to be a waiver of such provision or right, nor to affect the validity of this Agreement. The exercise or non-exercise by a party of any right under the terms or covenants herein shall not preclude or prejudice the exercising thereafter of the same or other rights under this Agreement.

  10.  Severability
        If any provision of this Agreement is contrary to, prohibited by, or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of this Agreement shall not be invalidated thereby and shall be given full force and effect so far as possible.

  11.  Governing Law and Jurisdiction
        Unless otherwise required under specific laws of the United States, this Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Florida.

  12.  Modifications and Future Agreements
        This agreement may only be modified in writing, signed by duly authorized representatives of the each party hereto. Nothing herein is intended to prevent any future agreements from being made between the parties.

  13.  Notices
        All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be hand delivered by messenger or courier service, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

        If to API:                                  If to LDT:

        Access Power, Inc.                          LDT Net Com, Inc.
        Suite 100                                   679 Third Street South
        10033 Sawgrass Drive West                   Jacksonville Beach, FL 32250
        Ponte Vedra Beach, FL 32082
        Attn:  Glenn Smith, President               Attn:  Paul Rosenbloom,

        or to such other address as a party may designate by notice complying with the terms of this Section.


IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement.


LDT NET COM, INC.

By: /s/ Paul S. Rosenbloom
     Paul S. Rosenbloom, Vice President



ACCESS POWER, INC.

By: /s/ Glenn Smith
     Glenn Smith, President

                                      4